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                                                                   EXHIBIT 10.15

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT ("the Agreement") is made effective as of May 21, 1998 between MSX INTERNATIONAL ENGINEERING SERVICES, INC., a Delaware corporation (the "Company") and St. Clair Group, a Michigan corporation ("SCG").

         The Company and SCG desire to enter into an agreement whereby the Company shall retain SCG to provide the services of its employee, Roger Fridholm (the "Executive"), to service in the capacity of President/Business Services Group of the Company.

         Therefore, in consideration of the premises, the parties agree as follows.

         1.       TERM.

                  The company shall engage SCG to provide the services of the Executive under the terms of this Agreement for an initial term beginning effective as of May 21, 1998 (the "Effective Date") and ending on December 31, 1999 (the "Initial Term"). The Company and SCG may, by separate written agreement, extend the term of this Agreement beyond the Initial term. The period of time between the Effective Date and the termination of the Executive's services hereunder shall be referred to as the "Services Period".

         2.       SERVICES.

         a) CAPACITY. SCG shall provide the services of the Executive for the Services Period to serve in the capacity of President/Business Services Group of the Company on the terms and conditions set forth in this Agreement.

         b) DUTIES. SCG shall cause the Executive to serve the Company as the President of its Business Services Group and to perform such duties and functions and discharge such responsibilities as may be established by the Chief Executive Officer of the Company (the "CEO") from time to time in his discretion, which may include, without limitation, those duties and responsibilities generally associated with the position of chief executive officer of a division of a corporation. During the Services Period, SCG shall cause the Executive to devote sufficient business time, skill and efforts to the business of the Company to perform such duties and responsibilities.

         3.       COMPENSATION AND BENEFITS.

          a) FEE. During the Services Period, the Company shall pay to SCG, in consideration for providing the services of the Executive under this Agreement, the amount of $250,000 per annum, payable in arrears not less frequently than monthly (the "Base Fee").

          b) ANNUAL INCENTIVE PAYMENT. During 1999, SCG shall be eligible to earn an annual incentive payment upon the Executive's satisfaction of performance criteria contained in the Company's incentive payment plan ("Performance Incentive Plan"). The Company reserves the right to amend, supplement or cancel its Performance Incentive Plan at any time for any reason or for no reason. The final determinations as to the actual corporate and individual performance against the preestablished goals and objectives and the amount of any additional incentive payment in relationship to the Executive's performance will be made by the Company in its sole discretion and the incentive payment, if any, shall be paid to SCG at such time as other incentive payments are paid to the Company's officers and executives. For the period May 21, 1998, through December 31, 1998, SCG shall receive a guaranteed incentive payment equal to 50% of the Base Fee prorated in proportion to the number of days in such period.





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          c) NO OTHER BENEFITS. For the term of the Services Period, the
          Executive shall not be entitled to participate in the various benefit plans which the Company extends to its employees.

          d) BUSINESS EXPENSES. During the Services Period, the Company shall promptly reimburse SCG for all documented reasonable and necessary business expenses incurred in connection with the performance of the Executive's duties under this Agreement in accordance with the Company's policies and standards for reimbursement and documentation.


         4.       TERMINATION OF SERVICES.

                  (a) TERMINATION FOR CAUSE. The Company may terminate this Agreement for cause or without cause. For purposes of this Agreement, and subject to SCG's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "cause" to terminate this Agreement for any of the following reasons:

                           (i) SCG or the Executive commits any act or omission
                  which represents a material breach in any respect of the terms of this Agreement (including the Confirmation of Agreement signed by the Executive in connection with this Agreement);

                           (ii) the Executive commits any act of gross
                  misconduct that, in the reasonable good faith opinion of the Company, is or may be injurious to the Company.

                           (iii) the Executive's gross negligence or wanton and
                  reckless acts or omissions in the performance of his duties.

                           (iv) the Executive's commits a felony under the laws
                  of the United States or any state or political subdivision thereof as to which the Executive shall have plead guilty or have been convicted; or

                           (v) SCG becomes insolvent, or if bankruptcy or other
                  insolvency proceedings are instituted against SCG or its assets are attached by a creditor and such proceedings are not terminated within 60 days.

                  (b) TERMINATION FOR GOOD REASON. SCG shall have the right at any time to terminate this Agreement for good reason or for no reason. For purposes of this Agreement, and subject to Company's opportunity to cure as provided in Section 4(c) hereof, SCG shall have "good reason" to terminate this Agreement if such termination shall be the result of:

                           (i) a material diminution during the Services Period
                  in the Executive's title, duties, reporting relationship or responsibilities as set forth in Section 2 hereof;

                           (ii) a breach by the Company of the payment
                  provisions of Section 3 hereof; or

                           (iii) a material breach by the Company of the terms
                  of this Agreement.

                  (c) NOTICE AND OPPORTUNITY TO CURE. Notwithstanding the foregoing, it shall be a condition precedent to a party's right to terminate this Agreement for "cause" or "good reason" that (i) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("Event of Breach") and (ii) if such Event of Breach is susceptible of cure or remedy, a period of thirty (30) days from and after the giving of such notice shall have elapsed without the party receiving such notice having effectively cured or remedied such Event of Breach.



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                  (d) TERMINATION UPON DEATH OR DISABILITY. The Services Period
         shall be terminated by the death of the Executive. The Services Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties hereunder because of any physical or mental impairment which reasonably can be expected to continue, or does continue, for a period of three (3) or more months from the first day of such impairment. The Company shall give SCG thirty (30) days prior written notice of intent to terminate by reason of physical or mental impairment of the Executive.

         5.       CONSEQUENCES OF TERMINATION.

                  (a) TERMINATION FOR CAUSE OR WITH GOOD REASON. In the event of termination of this Agreement by the Company without "cause" (other than termination upon death or disability), or by SCG for "good reason", the Company shall pay to SCG (i) the Base Fee in the amount, at the times and in the manner set forth in Section 3(a) hereof until December 31, 1999, and (ii) to the extent not previously paid, the incentive payment payable by the Company pursuant to Section 3(b) hereof for 1998.

                  (b) TERMINATION UPON DISABILITY. In the event of termination of this Agreement by the Company by reason of physical or mental impairment of the Executive pursuant to Section 4(d) hereof, the Company shall pay SCG (i) periodic payments of the Base Fee as in effect immediately prior to such termination for a period of 6 months; and (ii) a portion of the annual incentive payment SCG would have received pursuant to Section 3(b) hereof had this Agreement continued through the end of the Company's fiscal year, such portion being the amount of such incentive payment reduced by a percentage of the fiscal year elapsed between the date of termination and the end of the Company's fiscal year.

                  (c) TERMINATION UPON DEATH. In the event of termination of this Agreement by the Company by reason of the Executive's death, the Company shall pay to SCG a portion of the Base Fee and incentive payment calculated in accordance with Section 5(b) above reduced by the amount of any life insurance benefits payable to beneficiaries (other than the Company) designated by the Executive under policies of insurance the premiums for which were paid entirely by the Company, if any.

                  (d) OTHER TERMINATIONS. In the event of termination of the Executive's employment hereunder for any reasons other than those specified in Sections 5(a) through 5(c), SCG shall not be entitled to any fee or other compensation under this Agreement.

         6. CONFIDENTIALITY. SCG shall not during the Services Period or at any time thereafter for any reason, directly or indirectly, divulge, disclose or communicate to any person or entity any confidential information or trade secrets concerning the business of the Company, including, without limitation, the techniques, methods or systems of its operations or management, any information regarding its financial conditions or practices, or any other material information concerning the business of the Company or its clients or customers (collectively, the "Business"). SCG shall cause the Executive to comply with the terms of this Section 6; provided however, that the provisions of the Section 6 shall not apply to (i) information disclosed by the Executive in the performance of the Executive's duties to the Company based on his good faith belief that such a disclosure is in the best interests of the Company; (ii) information that is, at the time of its disclosure, public knowledge, (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by SCG or (v) information required to be disclosed by applicable legal authority having jurisdiction over SCG or the Executive.



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         7. INVENTIONS. The Executive's functions hereunder include the making of technical and managerial contributions of value to the Company. SCG shall, and shall cause the Executive to, assign to the Company all right, title and interest in such contributions and inventions, whether or not patentable, made or conceived by the Executive alone or jointly with others during the Services Period which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications for such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. SCG shall, and shall cause the Executive to, promptly and fully disclose all such contributions and inventions to Company and will assist Company in obtaining and protecting the rights therein in any and all countries. SCG will retain, however, all right, title and interest in and to inventions made by the Executive not related to or useful in the Business.

         8. NON-COMPETITION. SCG shall not, and shall cause the Executive to not, during the Services Period and for a period of one year thereafter, without the approval of the CEO, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant or investor of or in any entity (whether or not for pecuniary advantage) directly compete with any product or service of the Company or with any entity which, during the Services Period, to the knowledge of SCG or the Executive, the Board of Directors or the executive officers of the Company actively considered as a potential acquisition or merger partner or any affiliate of the foregoing. For the purposes of this Section 8, SCG's current operations and the Executive's participation in the temporary staffing business of IPG Services; Ad Hoc Legal Resources; Ad Hoc, Inc.; PEO 101, L.L.C. and PEO 102, L.L.C. (as well as entities similar to PEO 101, L.L.C. established after the date hereof), both doing business as Key Human Resources Management; and SCG as presently configured and operated shall not be deemed in direct competition with the products or services of the Company. During the period that the restriction on competition applies, SCG shall not, and shall cause the Executive to not, without the prior written consent of the Company, solicit any employee of the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment with the Company.

         9. INJUNCTIVE RELIEF. The parties agree that a breach or violation by SCG or the Executive of Sections 6, 7 or 8 will result in immediate and irreparable injury and harm to the Company and that the Company shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder. It is expressly understood and agreed that, although SCG and MSX consider the restrictions contained in Sections 6 and 8 reasonable for the purpose of preserving for MSX its proprietary rights, going business value and goodwill, if a final judicial determination is made by a court or other tribunal having jurisdiction that the time or territory or any other restriction contained in Sections 6 or 8 above is an unenforceable restriction against SCG, the provisions of such restriction shall not be rendered void but shall be deemed amended to apply to such maximum time and territory and to such other extent as such court or tribunal may judicially determine or indicate to be reasonable.

         10. NOTICE. All notices required or desired to be given pursuant to this Agreement, shall be in writing and shall be sent or delivered by United States Mail or by confirmed facsimile transmission addressed as follows:


                 IF  TO THE COMPANY:       MSX International, Inc.
                                           Attn.: E.H. Billig, Chairman
                                           275 Rex Boulevard
                                           Auburn Hills, MI 48326
                                           Facsimilie: (248) 299-1010


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                 WITH A COPY TO:           General Counsel
                                           MSX International, Inc.
                                           275 Rex Boulevard
                                           Auburn Hills, MI 48326
                                           Facsimilie: (248) 299-1013

                 IF TO SCG:                St. Clair Group
                                           15840 Lakeview Ct.
                                           Grosse Pointe, MI  48230
                                           (313) 823-6280

or to such other such respective addresses as the parties hereto shall designate to the other by like notice, provided, that a change of address shall be effective only upon receipt thereof.

11. ARBITRATION. Except as provided in Section 9 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in the general area of Metropolitan Detroit, shall be final and binding and judgement may be entered upon the award.

12. WAIVER OF BREACH. Any waiver of any breach of the Agreement by either party shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of the other party.

13. NON-ASSIGNMENT; SUCCESSORS. Neither party hereto may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party; provided, however, that this Agreement shall ensure to benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets or upon any merger, consolidation, stock exchange or reorganization of the Company.

14. NON-EMPLOYEE STATUS. The Executive shall not be an employee of the Company. Any taxes or contributions levied by any law based upon payroll of or employment of or by the Executive shall be paid by and shall be the exclusive liability of SCG.

15. INDEMNIFICATION. SCG shall indemnify the Company and its subsidiaries and affiliates, and their directors, officers, employees, agents and other representatives, and hold each of them harmless from and against any and all claims, losses, expenses, liabilities, demands, obligations, costs, attorneys fees or damages of every kind and character without limitation and without regard to the cause or causes thereof or the negligence of any party, arising in any way out of any injury to the Executive or with respect to the Executive's status as an employee of SCG. The obligations described in this Paragraph 15 shall be deemed continuous and shall survive any expiration or termination of this Agreement.

16. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable for any reason, the remainder of this Agreement shall be unaffected and shall continue in full force and effect.

17. AUTHORITY. SCG and the Company each warrant one to the other that it has full power and authority to enter upon this Agreement and that the entry by it upon this Agreement and its performance hereunder shall not constitute a breach of any other covenant or agreement to which it is a party or by which it is bound.

18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan without giving effect to the choice of law principles thereof.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Company and SCG with respect to the subject matter hereof and supersedes any and all prior representations, agreements or understandings, whether written or oral. This Agreement may be amended or modified only by written instrument executed by the Company and SCG.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

          MSX INTERNATIONAL ENGINEERING
            SERVICES, INC.

          BY: /S/ FREDERICK K. MINTURN
             -------------------------------------
          ITS:

          ST. CLAIR GROUP

          BY: /S/ ROGER FRIDHOLM
             -------------------------------------
          ITS:



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                           CONFIRMATION OF AGREEMENT

                  I acknowledge and accept the foregoing Agreement between St. Clair Group ("SCG") and MSX International Engineering Services, Inc. ("MSX") effective as of May 21, 1998 (the "Agreement"), and I agree to be bound by the provisions thereof which concern me as the Executive. I confirm in particular, but without limiting the generality of the foregoing, that:

                  1. I will serve as the Executive within the meaning of the Agreement for MSX, and I will fully comply with all undertakings of the Executive provided in the Agreement.

                  2. All rights to designs, inventions, improvements, technical information know-how, technology, suggestions or intellectual property rights which I develop will accrue solely and exclusively to SCG, and SCG shall have the right to transfer them to MSX pursuant to the terms of the Agreement.

                  3. All claims for compensation which I may have on any legal basis whatsoever are against SCG and I release MSX from any responsibility for such claims.

                  4. I will adhere to the provisions of Section 2(b) of the Agreement relative to devotion of sufficient business time, skill and efforts to MSX, provided that I may (i) make and manage personal business investments of my choice; (ii) serve in any capacity with any civic, educational or charitable organization or any trade association without seeking or obtaining approval of the CEO; and (iii) serve as a director or officer of IPG Services Corporation ("IPG Services"), but not as an employee thereof; provided however, that such activities and service do not materially interfere or conflict with the performance of my duties. I shall also be permitted to serve on the boards of directors of Comerica Bank, MCN Energy, The Stroh Brewery Company and the Stroh Companies, Inc., MascoTech, Inc., and, with the approval of the CEO, on the boards of directors of other corporations.

                  5. I will adhere to the provisions of Sections 6 and 8 of the Agreement relative to confidentiality and non-competition, respectively.

                  6. I agree that Sections 6, 7 and 8 of the Agreement may be enforced against me with respect to my obligations as Executive by MSX or SCG in the manner set forth in Paragraph 9 of the Agreement.

                  7. In consideration of my agreeing to serve as the Executive under the Agreement, MSX has agreed to sell to me, and I have agreed to purchase, 2,000 shares of MSX Class A common stock at $40 per share (the "Shares"). I understand that issuance of the Shares is subject to my execution of a Management Subscription Agreement and related documents and will be governed by a Stockholders' Agreement among MSX, MascoTech, Inc., Citicorp Venture Capital and others as well as ancillary agreements relative thereto, copies of which have been previously provided to me.



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         This confirmation of Agreement shall inure to the benefit of, and be enforceable by, both SCG and MSX or either of them, and cannot be modified except with the express written consent of both SCG and MSX.

Dated:  May 21, 1998                    /s/ Roger Fridholm
                                        ----------------------------------
                                        Roger Fridholm

Accepted and Agreed:                    Accepted  and Agreed:

ST. CLAIR GROUP                         MSX  INTERNATIONAL ENGINEERING
                                          SERVICES, INC.

By: /s/ Roger Fridholm                  By: /s/ Frederick K   Minturn
    --------------------------              ------------------------------



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